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                                                                   Exhibit 10.6


December 22, 2000




Dave Matthews
1481 Howcrest Rd.
Sidney, BC  V8L 5K1

Dear Dave:

RE: CONSULTING AGREEMENT

In connection with your departure from StressGen Biotechnologies Corporation (the "Company") on December 31, 2000, this letter sets out our understanding and agreement as follows:

1. The Company will pay to you a bonus of Canadian $100,000 on January 1, 2001 in recognition of your work and assistance in connection with the October 2000 financing.

2. For the period of January 1, 2001 to December 31, 2001 you have agreed to act as a temporary advisor and consultant to the Company and to provide consulting services as is reasonably requested by the Company from time to time (the "Advisory Period"). During the Advisory Period, the Company will pay you a salary of Canadian $175,000 paid semi-monthly with the normal statutory withholdings.

3. During the Advisory Period, you will not be eligible for any other benefits normally provided to officers or employees including short term and long term disability benefits and life insurance. You will not be eligible for any new bonus or any new performance stock options for any services provided during the Advisory Period.

4. You have the right to exercise at your discretion any vested options to purchase common shares that have been awarded to you ending on the date on which such options expire in accordance with their terms. Any options to purchase common shares that have not vested by December 31, 2000 will vest according to the Company's stock option plan.



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The offer set out above is subject to you signing the attached Release. You may wish to obtain independent legal advice on this agreement.

Yours truly,

STRESSGEN BIOTECHNOLOGIES CORPORATION


By:
   ------------------------------------
Dan Korpolinski
President and Chief Executive Officer


I agree to the terms of this agreement as set out above.

- ----------------------------       -------------------------------
Dave Matthews                      Date

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                                     RELEASE

         Dave Matthews ("Matthews") for payment of the compensation set out the letter attached as Schedule "A" to this Release and for other good and valuable consideration the receipt of which is hereby acknowledged, does release and forever discharge StressGen Biotechnologies Inc. and StressGen Biotechnologies Corporation ("StressGen"), and its officers, directors, employees, staff, agents and assigns, from any and all manners of actions, causes of actions, suits, contracts, claims, complaints, damages, costs and expenses of any nature or kind whatsoever known or unknown whether in law or in equity or pursuant to statute, which, as against StressGen or other such persons or any of them Matthews has ever had or now has by reason of or arising out of any cause, matter or thing whatsoever occurring or existing and without limiting the generality of the foregoing, any matter, cause, or thing relating to or arising out of Matthews' employment with StressGen, his contract of employment with StressGen, or the termination of Matthews' employment with StressGen including but not limited to any claim for damages, notice, payment in lieu of notice, wrongful dismissal, severance pay, loss of benefits including long term and short term disability, pension issues, bonus, overtime pay, vacation pay or any claims under the British Columbia EMPLOYMENT STANDARDS ACT or HUMAN RIGHTS CODE.

         This Release is binding upon and enures to the benefit of Matthews' respective heirs, executors, administrators, assigns, committees and trustees.

         This Release is binding upon and enures to the benefit of StressGen's respective directors, officers, employees, agents, predecessors, successors, affiliates, subsidiaries, assigns, liquidators, receivers, receiver managers, trustees, owners and shareholders.


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         In the event withholdings have not been deducted which should have been deducted, Matthews shall indemnify and save harmless StressGen from any resulting liabilities, obligations, and costs regarding any claims which Revenue Canada or Employment Insurance Commission may have with respect to any payments made to or on behalf of Matthews.

         Matthews acknowledges that the facts in respect of which the Release is made may prove to be other than or different from the facts in that connection now known or believed by Matthews to be true. Matthews accepts and assumes the risk of the facts being different and agrees that this Release shall be in all respects enforceable and not subject to termination, rescission, or variation by discovery of any differences in facts.

         It is agreed that the consideration and this Release are not admissions of liability.

         Matthews agrees to keep the terms of this Release and the settlement strictly confidential and will not disclose any information with respect to this Release to any one with the exception of his spouse and his legal or financial advisors, unless compelled to do so by law or court order.

         Matthews acknowledges that this Release has been executed voluntarily after receiving legal advice.


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                  The Release is given voluntarily for the purposes of making a full and final settlement of all of Matthews' claims whatsoever arising against StressGen.

         The terms of the Release are contractual and not recitals.

         Dated at                           , the      day of             ,2000.
                 ---------------------------     ------      -------------

SIGNED, SEALED AND DELIVERED        )
by Dave Matthews                    )
in the presence of                  )
                                    )
                                    )
                                    )        --------------------------
                                    )        Dave Matthews
- ----------------------------------- )
Witness                             )


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